EXHIBIT 99.1

PRESS RELEASE

CIRCOR Reports Second-Quarter 2013 Financial Results

Burlington, MA - August 1, 2013 - CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for markets including oil & gas, power generation and aerospace, today announced financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 Highlights

•	Adjusted operating margin up 160 basis points to 10%, highest in four years

•	Adjusted EPS of $0.81 increased 27%

•	Organic revenue growth of 2%

•	Secured large specialty high pressure ball valve order for emerging FPSO technology

•	Completed previously announced restructuring - on track to deliver annualized savings of $7 million

•	Announced first step of CIRCOR simplification process

Management Comments

“We delivered a strong quarter due to our continued focus on growth, margin expansion and cash generation,” said Scott Buckhout, CIRCOR's President and Chief Executive Officer. “Revenue increased sequentially in all three segments, while our adjusted operating margin expanded to 10% -- our highest level in four years.

“Our strategy to drive growth in the most innovative parts of our markets is delivering results. During the second quarter, we won a large order for high pressure ball valves to be used for emerging floating production, storage and off-loading technology.

“We are also pleased to have completed our previously announced restructuring initiatives on time and under budget. Through these projects, we delivered more than $1 million of savings in the second quarter and are on pace to deliver the $7 million of annualized savings that we had projected.”

Added Buckhout, “Today we are announcing the first step of a new initiative to simplify CIRCOR, thereby reducing costs, growing margins and enhancing shareholder value. We are implementing three new restructuring actions designed to further reduce complexity and cost. This includes closing two facilities and downsizing another, reducing our overhead, eliminating legacy ERP systems, and increasing the utilization of our low cost manufacturing and design capabilities in India. We expect these actions will result in annualized savings of approximately $4 million.”

Second Quarter Results

Revenues for the second quarter of 2013 increased 2% to $223.6 million, from $219.9 million in the second quarter of 2012. Net income for the second quarter of 2013, including the impact of special charges of $2.0 million, was $12.7 million, or $0.72 per diluted share, compared with net income of $11.1 million, or $0.64 per diluted share, for the second quarter of 2012. Adjusted earnings per diluted share in the second quarter of 2013, excluding the impact of the special charges, was $0.81, a 27% increase compared with $0.64 in the prior year's second-quarter.

The Company received orders totaling $200.1 million during the second quarter of 2013, a decrease of 12% compared with the second quarter of 2012, due primarily to lower Energy orders in the international project business. The Energy business experienced a particularly difficult comparison with last year when CIRCOR booked a $22 million order in the large project business. Backlog as of June 30, 2013 increased 3% to $433.5 million from June 30, 2012.

During the second quarter of 2013, the Company generated $9.5 million of free cash flow, up $4.4 million from the same period in 2012.

Third Quarter Guidance

For the third quarter of 2013, the Company expects revenues to be in the range of $212 to $218 million. In addition, CIRCOR expects to record special charges comprised of a gain of approximately $3.1 million related to a settlement on the Brazil arbitration and restructuring related-charges of between $1.5 and $1.7 million. Excluding these charges, adjusted earnings are expected to be in the range of $0.76 to $0.83 per diluted share in the third quarter of 2013.

Segment Results

Energy

Energy segment revenues decreased 2% to $110.8 million for the second quarter versus the same period in 2012.

For the second quarter of 2013, the Energy segment's adjusted operating margin increased 270 basis points to 13.8% year over year.

Incoming orders for the second quarter of 2013 were $107.2 million, a decrease of 16% year over year, as a result of lower large international project bookings. While the level of large international project inquiries and quoting remains comparable to 2012, the time to finalize orders from the original quotes has been increasing. This is likely the result of projects being delayed. In addition, the comparison with the second quarter of 2012 was difficult due to a $22 million project received in that quarter. Ending backlog totaled $213.7 million, an increase of 8% year over year.

Flow Technologies

Flow Technologies segment revenues increased 6% to $74.6 million for the second quarter of 2013.

Flow Technologies adjusted operating margin for the second quarter of 2013 increased 200 basis points to 14.8%.

Incoming orders for the Flow Technologies segment were $66.0 million for the second quarter of 2013, a decrease of 6% year over year. Ending backlog totaled $67.9 million, a decrease of 9% compared with the same period last year.

Aerospace

Aerospace segment revenues increased 6% to $38.2 million for the second quarter.

Aerospace segment adjusted operating margin for the second quarter of 2013 decreased slightly to 8.6% from 8.8% in the second quarter of 2012. Segment margins were up 510 basis points sequentially as the benefits of the restructuring program started to impact the business.

Incoming orders for the second quarter of 2013 were $26.9 million, a decrease of 6% year over year. Ending backlog totaled $151.9 million, an increase of 1% year over year.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results today, August 1, 2013, at 10:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. The webcast will be archived for one year on the Company's website.
Use of Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. Free cash flow is defined as net cash from operating activities less capital expenditures. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR's future performance, including third-quarter revenue and earnings guidance and estimated total annualized pre-tax savings from restructuring actions. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for markets including energy, oil & gas, power generation and aerospace. With more than 7,500 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR's culture, built on the CIRCOR Business System, is defined by the Company's commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company's strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company's investor relations web site at http://investors.circor.com.

Contact:
Frederic M. Burditt
Chief Financial Officer
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share data) (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Net revenues	$223,644	$219,862	$429,042	$434,142
Cost of revenues	153,538	156,046	299,086	311,714
GROSS PROFIT	70,106	63,816	129,956	122,428
Selling, general and administrative expenses	47,596	45,337	93,168	90,249
Special charges	2,254	—	3,632	—
OPERATING INCOME	20,256	18,479	33,156	32,179
Other (income) expense:
Interest income	(79)	(78)	(122)	(161)
Interest expense	917	1,095	1,747	2,259
Other, net	626	184	1,239	322
TOTAL OTHER EXPENSE	1,464	1,201	2,864	2,420
INCOME BEFORE INCOME TAXES	18,792	17,278	30,292	29,759
Provision for income taxes	6,124	6,142	9,715	10,038
NET INCOME	$12,668	$11,136	$20,577	$19,721
Earnings per common share:
Basic	$0.72	$0.64	$1.17	$1.14
Diluted	$0.72	$0.64	$1.17	$1.13
Weighted average number of common shares outstanding:
Basic	17,565	17,422	17,539	17,369
Diluted	17,607	17,451	17,569	17,421

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (UNAUDITED)

	Six Months Ended
	June 30, 2013	July 1, 2012
OPERATING ACTIVITIES
Net income	$20,577	$19,721
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	8,035	7,833
Amortization	1,509	1,887
Payment for Leslie bankruptcy settlement	—	(1,000)
Compensation expense of share-based plans	2,156	2,317
Tax effect of share-based compensation	(422)	499
(Gain) loss on property, plant and equipment	(129)	133
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(9,406)	(6,312)
Inventories	(4,059)	(5,340)
Prepaid expenses and other assets	(2,412)	(1,408)
Accounts payable, accrued expenses and other liabilities	3,583	(9,559)
Net cash provided by operating activities	19,432	8,771
INVESTING ACTIVITIES
Additions to property, plant and equipment	(8,808)	(10,783)
Proceeds from the sale of property, plant and equipment	314	31
Net cash used in investing activities	(8,494)	(10,752)
FINANCING ACTIVITIES
Proceeds from long-term debt	74,255	108,943
Payments of long-term debt	(84,679)	(117,944)
Dividends paid	(1,340)	(1,331)
Proceeds from the exercise of stock options	1,498	94
Tax effect of share-based compensation	422	(499)
Net cash used in financing activities	(9,844)	(10,737)
Effect of exchange rate changes on cash and cash equivalents	(2,002)	(723)
DECREASE IN CASH AND CASH EQUIVALENTS	(907)	(13,441)
Cash and cash equivalents at beginning of period	61,738	54,855
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$60,831	$41,414

CIRCOR INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS (in thousands, except share data) (UNAUDITED)

	June 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60,831	$61,738
Short-term investments	96	101
Trade accounts receivable, less allowance for doubtful accounts	158,286	150,825
Inventories	199,764	198,005
Prepaid expenses and other current assets	17,661	16,510
Deferred income tax asset	15,431	15,505
Current income tax receivable	2,171	—
Assets held for sale	542	542
Total Current Assets	454,782	443,226
PROPERTY, PLANT AND EQUIPMENT, NET	104,477	105,903
OTHER ASSETS:
Goodwill	75,491	77,428
Intangibles, net	42,436	45,157
Deferred income tax asset	25,283	30,064
Other assets	6,957	8,203
TOTAL ASSETS	$709,426	$709,981
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$84,245	$80,361
Accrued expenses and other current liabilities	59,240	67,235
Accrued compensation and benefits	25,596	26,540
Income taxes payable	3,996	393
Notes payable and current portion of long-term debt	7,206	7,755
Total Current Liabilities	180,283	182,284
LONG-TERM DEBT, NET OF CURRENT PORTION	52,345	62,729
DEFERRED INCOME TAXES	9,797	10,744
OTHER NON-CURRENT LIABILITIES	34,850	35,977
CONTINGENCIES AND COMMITMENTS
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 17,575,362 and 17,445,687 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	176	174
Additional paid-in capital	265,940	262,744
Retained earnings	177,748	158,509
Accumulated other comprehensive loss, net of taxes	(11,713)	(3,180)
Total Shareholders’ Equity	432,151	418,247
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$709,426	$709,981

CIRCOR INTERNATIONAL, INC. SUMMARY OF ORDERS AND BACKLOG (in millions) UNAUDITED

	Three Months Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
ORDERS (1)
Energy	$107.2	$128.2	$217.4	$263.9
Aerospace	26.9	28.5	69.1	68.7
Flow Technologies	66.0	70.5	140.4	143.4
Total orders	$200.1	$227.2	$426.9	$476.0

BACKLOG (2)	June 30, 2013	July 1, 2012
Energy	$213.7	$197.4
Aerospace	151.9	150.6
Flow Technologies	67.9	74.3
Total backlog	$433.5	$422.3

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer order backlog amounts denominated in foreign currencies.
Note 2: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

	2012					2013
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
NET REVENUES
Energy	$109,264	$113,527	$109,968	$96,582	$429,341	$96,722	$110,832	$207,554
Aerospace	38,085	35,896	31,795	35,316	141,092	37,326	38,177	75,503
Flow Technologies	66,931	70,439	68,041	69,707	275,119	71,350	74,635	145,985
Total	214,280	219,862	209,804	201,605	845,552	205,398	223,644	429,042
* ADJUSTED OPERATING MARGIN
Energy	8.2%	11.1%	14.0%	12.5%	11.4%	11.1%	13.8%	12.5%
Aerospace	10.8%	8.8%	4.2%	3.5%	7.0%	3.5%	8.6%	6.1%
Flow Technologies	11.3%	12.8%	13.1%	13.1%	12.6%	12.7%	14.8%	13.8%
Segment operating margin	9.6%	11.3%	12.2%	11.1%	11.1%	10.3%	13.2%	11.8%
Corporate expenses	(3.2)%	(2.9)%	(3.4)%	(3.4)%	(3.2)%	(3.2)%	(3.3)%	(3.2)%
* Adjusted operating margin	6.4%	8.4%	8.8%	7.8%	7.8%	7.1%	10.0%	8.6%
Restructuring inventory charges	0.0%	0.0%	2.0%	0.0%	0.5%	0.1%	(0.1)%	0.0%
Impairment charges	0.0%	0.0%	4.9%	0.0%	1.2%	0.0%	0.0%	0.0%
Special charges	0.0%	0.0%	0.7%	1.9%	0.6%	0.7%	1.0%	0.8%
Total operating margin	6.4%	8.4%	1.3%	5.8%	5.5%	6.3%	9.1%	7.7%

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

	2012					2013
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
* ADJUSTED OPERATING INCOME
Energy	8,928	12,580	15,432	12,100	49,040	10,751	15,271	26,022
Aerospace	4,124	3,153	1,324	1,234	9,835	1,320	3,271	4,591
Flow Technologies	7,587	9,043	8,919	9,105	34,654	9,044	11,065	20,109
Segment operating income	20,639	24,776	25,675	22,439	93,529	21,115	29,607	50,722
Corporate expenses	(6,939)	(6,297)	(7,170)	(6,802)	(27,207)	(6,588)	(7,339)	(13,926)
* Adjusted operating income	13,700	18,479	18,505	15,637	66,322	14,528	22,268	36,796
Restructuring inventory charges	—	—	4,124	37	4,161	250	(242)	8
Impairment charges	—	—	10,348	—	10,348	—	—	—
Special charges	—	—	1,377	3,905	5,282	1,378	2,254	3,632
Total operating income	13,700	18,479	2,656	11,695	46,531	12,900	20,256	33,156
INTEREST EXPENSE, NET	(1,081)	(1,017)	(1,122)	(1,038)	(4,258)	(787)	(838)	(1,625)
OTHER EXPENSE, NET	(138)	(184)	(564)	373	(514)	(612)	(626)	(1,239)
PRETAX INCOME	12,481	17,278	970	11,030	41,759	11,501	18,792	30,293
(PROVISION) BENEFIT FOR INCOME TAXES	(3,896)	(6,142)	899	(1,822)	(10,960)	(3,592)	(6,124)	(9,715)
EFFECTIVE TAX RATE	31.2%	35.5%	(92.8)%	16.5%	26.2%	31.2%	32.6%	32.1%
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908	$12,668	$20,577
Weighted Average Common Shares Outstanding (Diluted)	17,390	17,451	17,467	17,499	17,452	17,529	17,607	17,569
EARNINGS PER COMMON SHARE (Diluted)	$0.49	$0.64	$0.11	$0.53	$1.76	$0.45	$0.72	$1.17
ADJUSTED EBITDA	$18,534	$23,043	$22,809	$16,808	$81,194	$18,682	$26,419	$45,101
ADJUSTED EBITDA AS A % OF SALES	8.6%	10.5%	10.9%	8.3%	9.6%	9.1%	11.8%	10.5%
CAPITAL EXPENDITURES	$4,122	$6,661	$3,314	$4,073	$18,170	$4,707	$4,100	$8,807

* Adjusted Operating Income & Margin exclude inventory restructuring, impairment and special charges.

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

	2012					2013
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES]	$(7,089)	$5,077	$18,746	$25,619	$42,353	$1,100	$9,525	$10,625
ADD:
Capital Expenditures	4,122	6,661	3,314	4,073	18,170	4,707	4,100	8,807
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(2,967)	$11,738	$22,060	$29,692	$60,523	$5,807	$13,625	$19,432
NET DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$57,263	$54,376	$34,706	$8,645	$8,645	$8,814	$(1,376)	$(1,376)
ADD:
Cash & Cash Equivalents	41,291	41,414	48,976	61,738	61,738	57,633	60,831	60,831
Investments	101	98	102	101	101	99	96	96
TOTAL DEBT	$98,655	$95,888	$83,784	$70,484	$70,484	$66,546	$59,551	$59,551
DEBT AS % OF EQUITY	25%	24%	20%	17%	17%	16%	14%	14%
TOTAL DEBT	98,655	95,888	83,784	70,484	70,484	66,546	59,551	59,551
TOTAL SHAREHOLDERS' EQUITY	399,018	397,957	409,016	418,247	418,247	418,819	432,151	432,151
EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$13,562	$18,295	$2,092	$12,068	$46,017	$12,287	$19,630	$31,917
LESS:
Interest expense, net	(1,081)	(1,017)	(1,122)	(1,038)	(4,258)	(787)	(838)	(1,625)
(Provision) benefit for income taxes	(3,896)	(6,142)	899	(1,822)	(10,960)	(3,592)	(6,124)	(9,715)
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908	$12,668	$20,577

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

	2012					2013
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
ADJUSTED OPERATING INCOME [OPERATING INCOME EXCLUDING INVENTORY RESTRUCTURING, IMPAIRMENT AND SPECIAL CHARGES]	$13,700	$18,479	$18,505	$15,600	$66,322	$14,528	$22,268	$36,796
LESS:
Inventory restructuring charges	—	—	4,124	37	4,161	250	(242)	8
Impairment charges	—	—	10,348	—	10,348	—	—	—
Special charges	—	—	1,377	3,905	5,282	1,378	2,254	3,632
OPERATING INCOME	$13,700	$18,479	$2,656	$11,695	$46,531	$12,900	$20,256	$33,156
ADJUSTED NET INCOME [NET INCOME EXCLUDING INVENTORY RESTRUCTURING, IMPAIRMENT AND SPECIAL CHARGES, NET OF TAX]	$8,585	$11,136	$12,171	$11,770	$43,663	$9,043	$14,044	$23,088
LESS:
Inventory restructuring charges, net of tax	—	—	2,681	24	2,705	174	(165)	9
Impairment charges, net of tax	—	—	6,726	—	6,726	—	—	—
Special charges, net of tax	—	—	895	2,538	3,433	961	1,541	2,502
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908	$12,668	$20,577
ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING INVENTORY RESTRUCTURING, IMPAIRMENT AND SPECIAL CHARGES, NET OF TAX]	$0.49	$0.64	$0.77	$0.69	$2.59	$0.52	$0.81	$1.33
LESS:
Inventory restructuring charges, net of tax	$—	$—	$0.17	$—	$0.17	$0.01	$(0.01)	$—
Impairment charges, net of tax	$—	$—	$0.43	$—	$0.43	$—	$—	$—
Special charges, net of tax	$—	$—	$0.06	$0.16	$0.22	$0.06	$0.10	$0.16
EARNINGS PER COMMON SHARE (Diluted)	$0.49	$0.64	$0.11	$0.53	$1.76	$0.45	$0.72	$1.17

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

	2012					2013
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
EBITDA [NET INCOME LESS NET INTEREST EXPENSE, DEPRECIATION, AMORTIZATION AND INCOME TAXES]	$18,534	$23,043	$2,092	$12,068	$65,345	$17,054	$24,407	$41,461
LESS:
Interest expense, net	(1,081)	(1,017)	(1,122)	(1,038)	(4,258)	(787)	(838)	(1,625)
Depreciation	(4,008)	(3,825)	(3,932)	(3,967)	(15,732)	(4,009)	(4,026)	(8,035)
Amortization	(964)	(923)	(936)	(773)	(3,596)	(758)	(751)	(1,509)
(Provision) benefit for income taxes	(3,896)	(6,142)	899	(1,822)	(10,960)	(3,592)	(6,124)	(9,715)
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908	$12,668	$20,577
ADJUSTED EBITDA [NET INCOME EXCLUDING INVENTORY RESTRUCTURING, IMPAIRMENT AND SPECIAL CHARGES, NET INTEREST EXPENSE, DEPRECIATION, AMORTIZATION AND INCOME TAXES]	$18,534	$23,043	$22,809	$20,750	$85,136	$18,682	$26,419	$45,101
Inventory restructuring charges	$—	$—	$(4,124)	$(37)	$(4,161)	$(250)	$242	$(8)
Impairment charges	$—	$—	$(10,348)	$—	$(10,348)	$—	$—	$—
Special charges	$—	$—	$(1,377)	$(3,905)	$(5,282)	$(1,378)	$(2,254)	$(3,632)
Interest expense, net	$(1,081)	$(1,017)	$(1,122)	$(1,038)	$(4,258)	$(787)	$(838)	$(1,625)
Depreciation	$(4,008)	$(3,825)	$(3,932)	$(3,967)	$(15,732)	$(4,009)	$(4,026)	$(8,035)
Amortization	$(964)	$(923)	$(936)	$(773)	$(3,596)	$(758)	$(751)	$(1,509)
(Provision) benefit for income taxes	$(3,896)	$(6,142)	$899	$(1,822)	$(10,960)	$(3,592)	$(6,124)	$(9,715)
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908	$12,668	$20,577

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF FUTURE PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS UNAUDITED

		3rd Quarter 2013
		Low	High
EXPECTED ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING INVENTORY RESTRUCTURING, IMPAIRMENT AND SPECIAL CHARGES, NET OF TAX]		$0.76	$0.83
LESS: RESTRUCTURING RELATED CHARGES
Inventory restructuring charges, net of tax	}	$(0.06)	$(0.07)
Impairment charges, net of tax
Special charges, net of tax
PLUS: Acquisition Arbitration Settlement		$0.18	$0.18
EXPECTED EARNINGS PER COMMON SHARE (Diluted)		$0.88	$0.94